PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-52022



                                     [LOGO]



                        1,000,000,000 Depositary Receipts
                          Oil Service HOLDRS (SM) Trust

    This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Oil Service HOLDRS (SM) Trust.

    The share amounts specified in the table in the "Highlights of Oil Service HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                                   Primary
                                                                                     Share         Trading
           Name of Company                                            Ticker        Amounts        Market
           ---------------                                            ------        -------        ------
           Baker Hughes Incorporated                                   BHI            21            NYSE
           BJ Services Company                                         BJS            14            NYSE
           Cooper Cameron Corporation                                  CAM             4            NYSE
           Diamond Offshore Drilling, Inc.                              DO            11            NYSE
           ENSCO International Incorporated                            ESV            11            NYSE
           GlobalSanteFe Corporation                                   GSF          19.975          NYSE
           Grant Prideco, Inc.                                         GRP             9            NYSE
           Halliburton Company                                         HAL            22            NYSE
           Hanover Compressor Company                                   HC             5            NYSE
           Nabors Industries Ltd.                                      NBR            12            AMEX
           National Oilwell Varco Inc.(1)                              NOV             7            NYSE
           Noble Corporation                                            NE            11            NYSE
           Rowan Companies, Inc.                                       RDC             8            NYSE
           Schlumberger N.V.                                           SLB            11            NYSE
           Smith International, Inc.                                   SII             8            NYSE
           Tidewater Inc.                                              TDW             5            NYSE
           Transocean Inc.                                             RIG            18            NYSE
           Weatherford International Ltd.                              WFT             9            NYSE

    (1) Effective March 14, 2005, National-Oilwell, Inc. (NYSE: NOI), an underlying constituent of the Oil Services HOLDRS Trust, changed its name to National Oilwell Varco Inc. (NYSE: NOV). Creations of the Oil Services HOLDRS Trust now require a deposit of 7 shares of National Oilwell Varco Inc. per round lot of 100 Oil Service HOLDRS.

    The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2005.